Exhibit 99.1

Filed by Charter Communications Holding Company, LLC
Pursuant to Rule 425 under the Securities Act of 1933
Subject Corporation: Charter Communications, Inc.
Registration No.: 333-145766
                                                                           NEWS

We have filed a registration statement on Form S-4 (including the prospectus contained therein) with the Securities and Exchange Commission (SEC) for the issuance of securities to which this communication relates.  Before you tender the subject securities or otherwise make any investment decision with respect to the subject securities or the securities being offered, you should read the prospectus in that registration statement and other documents we have filed with the SEC, and any amendments thereto, for more complete information about Charter Communications, Inc. and its subsidiaries. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov or by contacting Charter's Investor Relations department at Charter Plaza, 12405 Powerscourt Drive, St. Louis, Missouri 63131, telephone number (314) 965-0555.

FOR RELEASE: 6:30 PM CT, Tuesday, September 25, 2007

Charter Communications Announces Determination of the Exchange Consideration for the Exchange Offer for its Outstanding 5.875% Convertible Senior Notes Due 2009

ST. LOUIS, MO– Charter Communications, Inc. (Nasdaq: CHTR) (“Charter” or the “Company”) announced today the determination of the exchange consideration for the exchange offer (“Exchange Offer”) by its subsidiary, Charter Communications Holding Company, LLC for the Company's outstanding 5.875% Convertible Senior Notes due 2009 (“Existing Convertible Notes”).  The Exchange Offer is for any and all of Charter’s $413 million aggregate principal amount of Existing Convertible Notes.

The exchange consideration for the Existing Convertible Notes has been determined based on the average of the daily volume-weighted average price of Charter’s Class A common stock for the ten consecutive trading days ending (and including) September 25, 2007 (“10-day VWAP”).  The 10-day VWAP has been determined to be $2.6219.

On the settlement date, which the Company expects to be October 2, 2007, holders of Existing Convertible Notes will receive the following exchange consideration per $1,000 principal amount of Existing Convertible Notes validly tendered and not validly withdrawn in the Exchange Offer:

•	$1,317.01 principal amount of the Company’s new 6.5% Convertible Senior Notes due 2027 (“New Convertible Notes”) and

•	$22.19 in cash for accrued interest from May 16, 2007, the last interest payment date up to, but not including, the settlement date of the Exchange Offer.

The New Convertible Notes will have an initial conversion price of $3.41, and initial conversion rate of 293.3868.  The New Convertible Notes will have a maturity date of October 1, 2027, subject to earlier redemption at the option of the Company or repurchase at the option of the holders. The New Convertible Notes provide the holders with the right to require Charter to repurchase some or all of the New Convertible Notes for cash on October 1, 2012, 2017 and 2022 at a repurchase price equal to the principal amount plus accrued interest. Additional terms of the Exchange Offer and the New Convertible Notes are provided in the Amendment No. 1 to the Company’s Form S-4 filed September 14, 2007 with the SEC.

If a holder of New Convertible Notes elects to convert the New Convertible Notes at any time following the date we give notice of an anticipated effective date of a change of control transaction during a specific period, we will increase the applicable conversion rate by a number of additional shares of Charter’s Class A common stock for the New Convertible Notes surrendered for conversion in accordance with the following table:

The exact stock price and effective dates may not be set forth on the table, in which case:

● if the stock price is between two stock prices described in the table or the effective date is between two dates on the table, the number of shares by which the conversion rate will be increased will be determined by straight-line interpolation between the percentage increases set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365 day year;

● if the stock price is in excess of $39.33, no additional shares will be added to the conversion rate; and

● if the stock price is less than $2.62, no additional shares will be added to the conversion rate.

      In no event will the total number of shares of Class A common stock issuable upon conversion exceed 381.4028 shares per $1,000 principal amount of New Convertible Notes. The same maximum will also apply to any redemption make whole amount that may arise from a holder’s election to convert New Convertible Notes into shares following a redemption notice from Charter.

Subject to applicable securities laws and the terms set forth in the Exchange Offer, Charter Holdco reserves the right to amend the Exchange Offer in any respect.

The Exchange Offer is valid for Existing Convertible Notes tendered for exchange and not validly withdrawn on or prior to 11:59 pm on September 27, 2007 (the “Expiration Date”).

The New Convertible Notes will not be listed on any national securities exchange and will not be eligible for trading on the PORTALsm Market.  Instead, the New Convertible Notes will trade on the over the counter market.

The offer documents will be made available to all holders of the Existing Convertible Notes. Copies of the prospectus and related letter of transmittal may be obtained from Global Bondholder Services Corporation, the information agent for the Exchange Offer, at (866) 470-3700 (U.S. Toll-free) or (212) 430-3774. The Dealer Managers for the Exchange Offer are Citigroup Global Markets Inc. and Morgan Stanley. For additional information, you may contact the Citigroup Special Equity Transactions Group at (877) 531-8365 (U.S. Toll-free) or (212) 723-7406 or the Morgan Stanley Liability Management Group at (800) 624-1808 (U.S. Toll-free) or (212) 761-5384. The Offer Documents are also available free of charge at the SEC’s website at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities. There shall not be any sale of the New Convertible Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including Charter Digital® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

Contact:

Media:                                                                           Analysts:
Anita Lamont                                                               Mary Jo Moehle
(314) 543-2215                                                              (314) 543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial.  Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations.  Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the Securities and Exchange Commission (“SEC”).  Many of the forward-looking statements contained in this quarterly report may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others.  Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
•
our ability to pay or refinance debt prior to or when it becomes due and/or refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;
•
difficulties in introducing and operating our telephone services, such as our ability to adequately meet customer expectations for the reliability of voice services, and our ability to adequately meet demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local and state franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.  We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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